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                                                                      EXHIBIT 23


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                            INDEPENDENT AUDITORS' CONSENT






The Board of Directors and
The Administrator of the
Great Lakes Bancorp 401(k) Savings
and Investment Plan:

We consent to incorporation by reference in the registration statement (No. 033-57633) on Form S-8 of TCF Financial Corporation of our report dated September 9, 1996, relating to the statements of net assets available for plan benefits of the Great Lakes Bancorp 401(k) Savings and Investment Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1995, and related schedules as of and for the year ended December 31, 1995, which report appears elsewhere in this December 31, 1995 annual report on Form 11-K of the Great Lakes Bancorp 401(k) Savings and Investment Plan.



                                       KPMG Peat Marwick LLP





Minneapolis, Minnesota
December 13, 1996


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